Exhibit 10.5

Ronald B. Given

Senior Vice President

& General Counsel

June 13, 2007

Mr. Gregory M. Vezzosi

Argonaut Group, Inc.

10101 Reunion Place, Suite 500

San Antonio, Texas 78216

Re:	Acceleration and Vesting of Options and Restricted Stock

Dear Mr. Vezzosi:

This letter confirms that, with your agreement, all of your unvested Argonaut Group, Inc. (the “Company”) options and restricted shares have today vested.

This letter also confirms (x) your agreement to immediately provide the Company access to (i) 4,125 shares of your Company common shares and (ii) such net number of your Company common shares resulting from any exercise of your Company options outstanding on today’s date with the direction that each of such shares shall be marked with the following legend and shall be held in electronic form with the transfer agent until the restrictions lapse (at which point the transfer agent shall immediately release such shares to you or to your direction), and (y) that you agree to comply with the restrictions set forth in the following legend:

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THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNTIL THE EARLIER OF (X) JUNE 13, 2010, OR (Y) THE OCCURRENCE OF A CHANGE OF CONTROL.

FOR PURPOSES HEREOF, A “CHANGE OF CONTROL” SHALL BE DEEMED TO OCCUR IF:

(I) ANY PERSON, OTHER THAN (1) ARGONAUT GROUP, INC. (THE “COMPANY”) OR ANY OF ITS SUBSIDIARIES, (2) A TRUSTEE OR OTHER FIDUCIARY HOLDING SECURITIES UNDER AN EMPLOYEE BENEFIT PLAN OF THE COMPANY OR ANY OF

Mr. Gregory M. Vezzosi

June 13, 2007

ITS AFFILIATES, (3) AN UNDERWRITER TEMPORARILY HOLDING SECURITIES PURSUANT TO AN OFFERING OF SUCH SECURITIES, OR (4) A CORPORATION OWNED, DIRECTLY OR INDIRECTLY, BY THE SHAREHOLDERS OF THE COMPANY IN SUBSTANTIALLY THE SAME PROPORTIONS AS THEIR OWNERSHIP OF STOCK OF THE COMPANY, IS OR BECOMES THE BENEFICIAL OWNER, DIRECTLY OR INDIRECTLY, OF SECURITIES OF THE COMPANY (NOT INCLUDING IN THE SECURITIES BENEFICIALLY OWNED BY SUCH PERSON ANY SECURITIES ACQUIRED DIRECTLY FROM THE COMPANY OR ITS AFFILIATES) REPRESENTING 50% OR MORE OF THE COMBINED VOTING POWER OF THE COMPANY’S THEN OUTSTANDING SECURITIES, OR 50% OR MORE OF THE THEN OUTSTANDING COMMON STOCK OF THE COMPANY, EXCLUDING ANY PERSON WHO BECOMES SUCH A BENEFICIAL OWNER IN CONNECTION WITH A MERGER OR CONSOLIDATION OF THE COMPANY DESCRIBED IN (II) BELOW.

(II) THERE IS CONSUMMATED A MERGER OR CONSOLIDATION OF THE COMPANY OR ANY DIRECT OR INDIRECT SUBSIDIARY OF THE COMPANY WITH ANY OTHER CORPORATION, EXCEPT IF: (A) THE MERGER OR CONSOLIDATION WOULD RESULT IN THE VOTING SECURITIES OF THE COMPANY OUTSTANDING IMMEDIATELY PRIOR THERETO CONTINUING TO REPRESENT (EITHER BY REMAINING OUTSTANDING OR BY BEING CONVERTED INTO VOTING SECURITIES OF THE SURVIVING ENTITY OR ANY PARENT THEREOF) AT LEAST FIFTY PERCENT (50%) OF THE COMBINED VOTING POWER OF THE VOTING SECURITIES OF THE COMPANY OR SUCH SURVIVING ENTITY OR ANY PARENT THEREOF OUTSTANDING IMMEDIATELY AFTER SUCH MERGER OR CONSOLIDATION; OR (B) THE MERGER OR CONSOLIDATION IS EFFECTED TO IMPLEMENT A RECAPITALIZATION OF THE COMPANY (OR SIMILAR TRANSACTION) IN WHICH NO PERSON IS OR BECOMES THE BENEFICIAL OWNER, DIRECTLY OR INDIRECTLY, OF SECURITIES OF THE COMPANY (NOT INCLUDING IN THE SECURITIES BENEFICIALLY OWNED BY SUCH PERSON ANY SECURITIES ACQUIRED DIRECTLY FROM THE COMPANY OR ITS AFFILIATES OTHER THAN IN CONNECTION WITH THE ACQUISITION BY THE COMPANY OR ITS AFFILIATES OF A BUSINESS) REPRESENTING 50% OR MORE OF THE COMBINED VOTING POWER OF THE COMPANY’S THEN OUTSTANDING SECURITIES;

(III) THE SHAREHOLDERS OF THE COMPANY APPROVE A PLAN OF COMPLETE LIQUIDATION OR DISSOLUTION OF THE COMPANY OR AN AGREEMENT FOR THE SALE OR DISPOSITION BY THE COMPANY OF ALL OR SUBSTANTIALLY ALL THE COMPANY’S ASSETS, OTHER THAN A SALE OR DISPOSITION BY THE COMPANY OF ALL OR SUBSTANTIALLY ALL OF THE COMPANY’S ASSETS TO AN ENTITY, AT LEAST 50% OF THE COMBINED VOTING POWER OF THE VOTING SECURITIES OF WHICH ARE OWNED BY THE STOCKHOLDERS OF THE COMPANY IN SUBSTANTIALLY THE SAME PROPORTIONS AS THEIR OWNERSHIP OF THE COMPANY IMMEDIATELY PRIOR TO SUCH SALE.

Mr. Gregory M. Vezzosi

June 13, 2007

(IV) DURING ANY ONE YEAR PERIOD, INDIVIDUALS WHO AT THE BEGINNING OF THE PERIOD CONSTITUTE THE BOARD OF DIRECTORS OF THE COMPANY CEASE FOR ANY REASON TO CONSTITUTE A MAJORITY OF SUCH BOARD OF DIRECTORS.

FOR PURPOSES HEREOF:

(V) UPON THE CONSUMMATION, IF IT OCCURS, OF THE TRANSACTIONS CONTEMPLATED BY THAT CERTAIN AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 14, 2007, BETWEEN PXRE GROUP LTD. AND THE COMPANY, REFERENCES TO THE COMPANY SHALL BE DEEMED TO BE REFERENCES TO PXRE GROUP LTD., WHICH IS EXPECTED TO CHANGE ITS NAME TO “ARGO GROUP INTERNATIONAL HOLDINGS, LTD.”

(VI) THE TERM “PERSON” SHALL HAVE THE MEANING GIVEN IN SECTION 3(A)(9) OF THE 1934 ACT AS MODIFIED AND USED IN SECTIONS 13(D) AND 14(D) OF THE 1934 ACT.

(VII) THE TERM “BENEFICIAL OWNER” SHALL HAVE THE MEANING PROVIDED IN RULE 13D-3 UNDER THE 1934 ACT.

(VIII) THE TERM “AFFILIATE” MEANS, WITH RESPECT TO ANY INDIVIDUAL OR A CORPORATION, PARTNERSHIP, TRUST, INCORPORATED OR UNINCORPORATED ASSOCIATION, JOINT VENTURE, LIMITED LIABILITY COMPANY, JOINT STOCK COMPANY, GOVERNMENT (OR AN AGENCY OR POLITICAL SUBDIVISION THEREOF) OR OTHER ENTITY OF ANY KIND (EACH A “PERSON”), ANY OTHER PERSON THAT DIRECTLY OR INDIRECTLY CONTROLS OR IS CONTROLLED BY OR UNDER COMMON CONTROL WITH SUCH PERSON. FOR THE PURPOSES OF THIS DEFINITION, “CONTROL” WHEN USED WITH RESPECT TO ANY PERSON, MEANS THE POSSESSION, DIRECT OR INDIRECT, OF THE POWER TO DIRECT OR CAUSE THE DIRECTION OF THE MANAGEMENT AND POLICIES OF SUCH PERSON, WHETHER THROUGH THE OWNERSHIP OF VOTING SECURITIES, BY CONTRACT OR OTHERWISE; AND THE TERMS OF “AFFILIATED”, “CONTROLLING” AND “CONTROLLED” HAVE MEANINGS CORRELATED TO THE FOREGOING.

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It is understood that upon the consummation, if it occurs, of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 14, 2007 (the “Merger Agreement”), between PXRE Group Ltd. and the Company, the shares legended pursuant to this letter agreement will be exchanged as contemplated in such Merger Agreement and the shares received in such exchange shall be marked with the foregoing legend and shall be held in electronic form with the transfer agent until the restrictions lapse (at which point the transfer agent shall immediately release such shares to you or to your direction), and (y) that you agree to continue to comply with the restrictions set forth in the foregoing legend.

Mr. Gregory M. Vezzosi

June 13, 2007

With respect to your Company options, such options today remain unexercised. This letter also confirms that you have irrevocably waived any right that you may have under the Merger Agreement or otherwise to be reimbursed or otherwise indemnified by the Company, PXRE Group Ltd., or Argo Group International Holdings, Ltd. for any excise or other tax payable in respect of your options as a result of the transactions contemplated by the Merger Agreement.

Except as otherwise specifically provided herein and in the contemplated legend, you will retain all rights and privileges of ownership of the shares legended pursuant to this letter agreement.

We have each represented and warranted to the other that we each have full power and authority to enter into this letter agreement and that this letter agreement constitutes our respective legal, valid and binding obligation and is enforceable in accordance with its terms. Upon request, each of us agree to execute any additional documents reasonably necessary in connection with enforcement hereof.

Our respective obligations hereunder shall be binding upon our respective successors and assigns.

This agreement will be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflict of laws and may be executed in one or more counterparts and delivered by facsimile.

Very truly yours,

/s/ Ronald B. Given
Title: Senior Vice President & General Counsel

AGREED AS OF THE DATE HEREOF:

/s/ Gregory M. Vezzosi
Gregory M. Vezzosi